Exhibit 32.0

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of L. B. Foster Company (the “Company”) on Form 10-K for the period ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 28, 2018	/s/ Robert P. Bauer
Name: Robert P. Bauer
Title: President and Chief Executive Officer

Date:	February 28, 2018	/s/ James P. Maloney
Name: James P. Maloney
Title: Senior Vice President, Chief Financial Officer, and Treasurer